                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-11(c) or Rule 14a-12


                              THE JUDGE GROUP, INC.
                           (formerly JUDGE.COM, INC.)
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required per Exchange Act Rule 14a-6(i)(2)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________




(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO OMITTED]





March 29, 2001



                              THE JUDGE GROUP, INC.
                           (formerly JUDGE.COM, INC.)
                            Two Bala Plaza, Suite 405
                         Bala Cynwyd, Pennsylvania 19004

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held

                                  May 22, 2001



To our Shareholders:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of The Judge Group, Inc., which will be held at 10:00 a.m. on Tuesday, May 22, 2001, at the Holiday Inn, City Avenue and Presidential Boulevard, Philadelphia, Pennsylvania, for the following purposes:

         1. To elect the Board of Directors;

         2. To amend the Company's 1996 Stock Option Plan;

         3. To ratify the appointment of McGladrey & Pullen, LLP as the Company's independent accountants for the 2001 fiscal year; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 26, 2001 as the record date for the determination of the shareholders of record entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company's Annual Report for 2000 is enclosed for your review.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING YOUR PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.

                                             By Order of the Board of Directors,

                                             KATHARINE A. WIERCINSKI
                                             Secretary

                                 [LOGO OMITTED]


                              THE JUDGE GROUP, INC.
                           (formerly JUDGE.com, Inc.)
                            Two Bala Plaza, Suite 405
                         Bala Cynwyd, Pennsylvania 19004


                                 PROXY STATEMENT
                                 ---------------

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of The Judge Group, Inc., a Pennsylvania corporation (the "Company"), for use at our 2001 Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m. on Tuesday, May 22, 2001, and at any postponements or adjournments thereof. The Meeting will be held at the Holiday Inn, City Avenue and Presidential Boulevard, Philadelphia, Pennsylvania. This proxy statement and the accompanying forms of proxy are first being mailed to our shareholders on or about April 10, 2001.

Your proxy, when properly executed, will be voted according to the specific instructions indicated on the proxy card. Unless you give different instructions, your proxy will be voted FOR the election of the nominees for director named in this proxy statement, FOR the amendment to the Company's Stock Option Plan, and FOR the ratification of McGladrey & Pullen, LLP as the Company's independent accountants for the 2001 fiscal year. To the extent allowed by the rules of the Securities and Exchange Commission, your proxy will be voted according to the best judgment of the persons voting the proxies as to any other business which properly comes before the Meeting.

By signing and returning the accompanying proxy, you will not affect your right to attend the Meeting or vote in person at the Meeting. You may revoke your proxy at any time before it is voted by filing with the Secretary of the Company an instrument revoking it, by presenting a duly executed proxy bearing a later date or by attending the Meeting and giving notice of such revocation. Your mere attendance at the Meeting will not, however, revoke your proxy. Only shareholders of record at the close of business on March 26, 2001, the record date for the Meeting (the "Record Date"), will be entitled to vote at the Meeting.

The cost of this proxy statement will be paid by the Company. Additional solicitation by mail, telephone, telecopy or by personal solicitation may be conducted by directors, officers and employees of the Company, for which they will receive no additional compensation. Brokerage houses, fiduciaries and other nominees holding common shares of the Company as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares, and will be reimbursed by the Company for their reasonable expenses.

 QUORUM, OUTSTANDING SHARES, VOTING RIGHTS AND SHAREHOLDINGS OF CERTAIN PERSONS

Outstanding Shares and Voting Rights

The Company has one class of outstanding capital stock, common shares, par value $.01 per share (the "Common Shares"). You and each of your fellow shareholders are entitled to cast one vote for each Common Share held on the Record Date. A majority of the Common Shares entitled to vote at the Meeting, represented in person or by proxy, will constitute a quorum for doing business at the Meeting. In determining whether a quorum exists, Common Shares will be treated as being present at the Meeting if the holders of such shares are present in person or are represented by valid proxies, whether the proxy cards granting such proxies are marked as casting a vote or abstaining or are left blank. Broker non-votes are also counted as present for purposes of determining whether a quorum exists.

In the election of directors, assuming a quorum is present, the six nominees receiving the highest number of votes cast at the Meeting will be elected. The affirmative vote of a majority of the votes cast at the Meeting is required for the approval of Proposal 2 and 3, and any other matter to come before the Meeting. In determining the number of votes cast, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not be treated as votes cast. Shareholders do not have cumulative voting rights.

On March 15, 2001 there were 14,090,652 Common Shares outstanding.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 26, 2001, the beneficial ownership of our Common Shares by: (i) each person who is known by the Company to be the beneficial owner of more than 5% of our shares; (ii) each director and nominee for director of the Company; (iii) each of the Company's executive officers named in the Summary Compensation Table (the "Named Officers"); and (iv) all directors and executive officers of the Company as a group. This information is based upon public filings, and, in the case of the Company's officers and directors, information provided by them to the Company. Unless otherwise indicated, shares are held by the person listed. Common Shares which the individual has the right to acquire, upon exercise of presently exercisable options and in certain other circumstances, are also considered to be beneficially owned by the individual. Unless otherwise indicated, the address of each person listed in this table is c/o The Judge Group, Inc., Two Bala Plaza, Suite 405, Bala Cynwyd, Pennsylvania 19004.

                                                                                          Common Stock
                                                                         ---------------------------------------------------
           Name                                                               Number of Shares(1)    Percentage Outstanding
           ------------------------------------------------------------- ------------------------- -------------------------
           Martin E. Judge, Jr.                                                    6,109,389  (2)          43.17 %

           Michael A. Dunn                                                         1,900,066  (3)          13.53 %

           Benson Associates, LLC
           111 SW Fifth Ave., Ste. 2130, Portland, OR  97204                         907,400  (4)           6.44 %

           Richard T. Furlano*                                                       189,800   *            1.34 %*

           Randolph J. Angermann                                                      58,293  (5)             **

           Robert G. Alessandrini                                                     46,500  (6)             **

           James C. Hahn                                                              30,293  (7)             **

           John E. Shields                                                            30,000  (8)             **

           Robert H. Strouse                                                            -0-                   **

           All directors and executive officers as a group (9 persons)              8,284,610 (9)          57.74 %

         * Mr. Furlano resigned directorship of the Company and any of its subsidiaries and is not standing for election as a director. Includes 121,000 Common Shares issuable upon the exercise of the vested portion of outstanding stock options all of which expire on March 31, 2001.

         ** Less than one percent.

     (1) Except as otherwise indicated, the beneficial ownership of Common Shares reflected in this proxy statement is based upon sole voting and dispositive power with respect to such shares. Further, for the purposes of computing beneficial ownership and the percent of Common Shares owned by an individual, Common Shares which the individual has the right, upon exercise of options and in certain other circumstances, to acquire within 60 days, are deemed to be outstanding and beneficially owned by the individual.

     (2) Includes 659,419 shares held by Takema, Ltd., LP, a Delaware limited partnership ("Takema") of which Mr. Judge is the General Partner, and 130,000 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

     (3) Includes 376,248 shares held by the Michael A. Dunn Descendants' Trust, over which Mr. Dunn has sole dispositive power, and 51,000 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

     (4) Consists of 907,400 Common Shares over which Benson Associates, LLC has sole voting and dispositive power.

     (5) Includes 19,999 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

     (6) Includes 22,500 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

     (7) Includes 19,999 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

     (8) Includes 15,000 Common Shares issuable upon the exercise of the vested portion of outstanding stock options.

     (9) Includes 315,317 Common Shares issuable upon the exercise of the vested portion of outstanding stock options. Does not include Common Shares held by, or issuable upon the exercise of vested outstanding stock options to, Mr. Furlano.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's Common Shares and certain other persons to file with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of Common Shares and certain other securities of the Company. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Under SEC rules, certain forms of indirect ownership and ownership of Common Shares by certain family members are covered by these reporting rules. As a matter of practice, the Company's administrative staff assists the Company's executive officers and directors in preparing and filing these reports.

Based on the Company's review of the copies of reports received by it, and written representations, if any, received from those persons required to file these reports, the Company believes that all such filings required under Section 16(a) during 2000 were made on a timely basis.

                        PROPOSAL 1. ELECTION OF DIRECTORS

The entire Board of Directors (the "Board"), comprised of six directors, will be elected at the Meeting. All directors are elected annually and will hold office until the next annual meeting of shareholders and until the election and qualification of their successors. The following persons have been nominated by the Board to serve as directors until the 2002 Annual Meeting of Shareholders, or until a successor is elected and has duly qualified:

           Randolph J. Angermann       James C. Hahn           John E. Shields
           Michael A. Dunn             Martin E. Judge, Jr.    Robert H. Strouse

Unless contrary instructions are given, your proxy will be voted FOR the election of the nominees set forth above. Each nominee has consented to being named in this proxy statement and to serve, if elected. If any nominee at the time of his election is unable or unwilling to serve or is otherwise unavailable for election, the Board may designate another nominee. In this event, the persons named in your proxy will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment. The six nominees receiving the highest number of votes cast at the Meeting will be elected directors. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of directors.

Certain Information With Respect to Nominees and Executive Officers

The following table sets forth, as of March 31, 2001, certain information with respect to each nominee for election as a director and also for each executive officer of the Company who is not a nominee for election as a director:

Director/Officer Name           Age   Since                            Principal Occupation and Experience
---------------------           ---   -----                            -----------------------------------
Randolph J. Angermann           50     1997   Director. Since February 1994, Mr. Angermann has been the President of Four Seasons
                                              Properties Inc., a real estate investment firm.

Michael A. Dunn                 52     1995   Director. President of the Company. President of the Company's Permanent Placement
                                              business since 1990. Mr. Dunn joined the Company in 1973.

James C. Hahn                   58     1997   Director. Since January 1996, Mr. Hahn has served as President and Chief Executive
                                              Officer of AutoImage ID, Inc. ("AutoImage"), a company that designs and manufactures real time recognition systems using automatic data collection applications. He is also a director of AutoImage.

Martin E. Judge, Jr.            57     1970   Director. Founder; Chief Executive Officer and Chairman of the Board since 1970.

John E. Shields                 60     2000   Director. Mr. Shields joined the Judge organization in 1998 as a consultant and is currently the Chief Operating Officer. Prior to 1998 Mr. Shields was the Vice
                                              President and General Manager of Today's Staffing Services, and the President and
                                              Chief Executive Officer of Fusion Staffing Services.

Robert H. Strouse               52     2000   Director. Mr. Strouse has been Chief Operating Officer, since October 1998, of The
                                              AMC Group, LLC, a diversified investment and operating company. Prior thereto Mr.
                                              Strouse was a managing partner at Drinker Biddle & Reath LLP where he specialized in mergers and acquisitions, and corporate finance. Mr. Strouse is also a director of
                                              TelAmerica Media, Inc.; American Insurance Service, Inc.; and American Manufacturing
                                              Corporation.

Robert G. Alessandrini          32     1998   Appointed Chief Financial Officer of the Company in September 1999. Mr. Alessandrini
                                              joined the Company in 1998 as Director of Budgeting and Financial Controls. From 1996
                                              to 1998, Mr. Alessandrini was an international equity analyst at the DuPont Pension
                                              Fund, where he was also project manager. In September 1999 he was awarded the
                                              Chartered Financial Analyst designation by The Board of Governors of the Association for Investment Management and Research.

Katharine A. Wiercinski         40     1981   Ms. Wiercinski has served as Vice President of Human Resources for the Company and
                                              each of its subsidiaries, and as Secretary of the Company, since 1990. Ms. Wiercinski has also held various administrative and managerial positions since joining the
                                              Company in 1981.

John M. Work                    57     1996   Mr. Work was appointed Chief Accounting Officer of the Company in May 1999 and has
                                              served as Director of Financial Reporting for the Company since October 1996. Prior to joining the Company Mr. Work was self-employed as a consultant from November 1994 to
                                              October 1996, including consulting to the Company in the period July 1996 through
                                              September 1996 in preparation of the filing of the Company's Registration Statement on
                                              Form S-1 for its initial public offering.

The Board of Directors and its Committees

The Board held four meetings during the year ended December 31, 2000, each of which was attended by all of the members of the Board. The Board has three standing committees: the Stock Option Committee, the Compensation Committee and the Audit Committee. The Board does not have a standing nominating committee. The functions of a nominating committee are carried on by the Board as a whole.

The Compensation Committee. The Compensation Committee is comprised of Messrs. Angermann and Hahn. This committee reviews categories of compensation levels of the Company's employees and determines guidelines for future compensation, including incentive compensation. This committee held four meetings during 2000, which were attended by all of its members.

The Stock Option Committee. The Stock Option Committee is comprised of Messrs. Angermann and Hahn. This committee is authorized to grant options to officers and key employees of the Company pursuant to the Company's 1996 Incentive Stock Option Plan (the "Stock Option Plan"). This committee held six meetings during 2000, each of which was attended by both of its members, each of whom is independent under the listing standards of the National Association of Securities Dealers.

The Audit Committee. The Audit Committee is comprised of three "independent" directors: Messrs. Angermann, Hahn, and Strouse. The Audit Committee has adopted a written charter, a copy of which is attached as an appendix to this proxy statement and which sets forth the following primary responsibilities: to recommend annually the independent public accountants for appointment by the Board as auditors for the Company, review the scope of the audit made by the accountants, review the audit reports submitted by the accountants, conduct such other reviews as the committee deems appropriate and make reports and recommendations to the Board within the scope of its functions. A separate report of the Audit Committee is set forth below. This committee held two meetings during 2000, each of which was attended by all of its members.

Directors' Compensation

In 2000, the Company's non-employee directors, received cash compensation for their services as directors. The Company's employee directors, and the directors of each of the Company's subsidiaries, did not receive any cash compensation for their services as directors. In 2000, each of Messrs. Angermann and Hahn received options to purchase 10,000 common shares as non-discretionary grants, such option grants vesting in three equal increments annually, made under the Company's Stock Option Plan.

Under the Company's Stock Option Plan, each person elected as a director, other than employees or officers of the Company (each, a "Non-Employee Director"), will receive a grant of a Non-Qualified Stock Option (a "NQSO") to purchase 10,000 Common Shares on the first business day immediately following the date he or she is first elected a director. In addition, under the Company's Stock Option Plan, on the first business day immediately following each of the dates on which an incumbent Non-Employee Director is re-elected, he or she will receive an additional grant of an NQSO to purchase 10,000 additional Common Shares. The grant of NQSOs to Non-Employee Directors under the Stock Option Plan is automatic and neither the Stock Option Committee nor the Board have any discretionary authority with respect to such grants.

                   PROPOSAL 2. AMENDMENT TO STOCK OPTION PLAN

Unless contrary instructions are given, certain amendments, as described below, will be made to the Company's 1996 Stock Option Plan. The Stock Option Plan was approved by the Company's Board of Directors in September of 1996.

On March 26, 2001, the Company's Board of Directors unanimously approved an amendment to the Stock Option Plan, subject to shareholder approval, to increase the number of Common Shares authorized for issuance under the Stock Option Plan from its current 3,500,000 shares to 4,500,000 shares. Under the NASDAQ National Market listing rules, shareholder approval must be obtained when a stock option or purchase plan is to be established or other arrangement made pursuant to which stock may be acquired by officers or directors, unless the shares are issued to persons not previously employed by the Company as an inducement essential to their entering into employment contracts with the Company.

The Board of Directors believes that the increase in the number of shares issuable under the Stock Option Plan is necessary for the Stock Option Plan to continue to fulfill its purpose of assisting the Company in attracting and retaining capable officers and other key management level employees, as well as non-employee directors, and motivating them, through stock ownership, to promote the best interests of the Company and its shareholders. Accordingly, the Board recommends approval of the amendment to the Stock Option Plan.

A majority of the votes cast in favor of the amendments is necessary to approve this matter. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in favor of the amendment.

Summary of the Stock Option Plan, as Amended

If the amendment to the Stock Option Plan is approved, the text of the Stock Option Plan, as amended, will be attached as an exhibit to the Company's report on Form 10-Q for the quarter ended June 30, 2001. The following description of the Stock Option Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the Stock Option Plan itself.

1. Stock Available Under Plan. The Stock Option Plan, as amended, authorizes up to an aggregate of 4,500,000 Common Shares for the granting of incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) ("ISOs") and nonqualified stock options ("NQSOs"). As amended, no more than 100,000 Common Shares are available for options granted to any one key employee over any one-year period. Authorized but unissued shares or treasury shares may be issued under the Stock Option Plan.

The closing price of Common Stock on the NASDAQ National Market System on March 26, 2001 was $1.27 per share.

2. Eligible Individuals. Key employees of the Company and certain related corporations are eligible to receive ISOs and NQSOs under the Stock Option Plan. There are approximately 300 key employees currently eligible for participation in the Stock Option Plan. Non-employee directors of the Company are eligible to receive NQSOs under the Stock Option Plan in accordance with a formula discussed below. There are currently two non-employee directors eligible for participation in the Stock Option Plan, and one nominee for election as a non-employee director. Individuals who have entered into consulting agreements with the Company and certain related corporations are also eligible to receive NQSOs under the Stock Option Plan.

3. Administration. The Stock Option Plan is currently administered by the Company's Stock Option Committee (the "Stock Option Committee"). Martin E. Judge, Jr. is also authorized to make certain option grants under the terms of the Stock Option Plan. The Stock Option Committee is given considerable discretion with respect to options granted to key employees and consultants under the Stock Option Plan. The Stock Option Committee has no discretion with respect to NQSOs granted to non-employee directors, because non-employee director grants are made under a formula discussed below.

4. Options Granted to Key Employees and Consultants. The exercise price of options granted to key employees and consultants under the Stock Option Plan is determined by the Stock Option Committee, and must be at least equal to the fair market value of the Common Stock on the date of grant (110% of fair market value for an ISO granted to a more than 10% shareholder).

Options granted to key employees and consultants under the Stock Option Plan may not extend for more than ten years (five years for an ISO granted to a more than 10% shareholder), and become exercisable in such installments as the Stock Option Committee may specify, but not earlier than six months from the date of grant, except in limited circumstances. The Stock Option Committee determines the period following an optionee's termination of employment or service during which the option may be exercised. For ISOs, the period may not be longer than three months after termination of employment for a reason other than death or disability, or one year after termination of employment on account of disability. If the optionee dies, the option may be exercised for up to three years following death, such period to be determined by the Stock Option Committee. In no event, however, will an option be exercisable after its expiration date (generally up to ten years from the date of grant). The Stock Option Committee also has discretion under the Stock Option Plan to accelerate the exercisability of all or part of the unvested portion of a key employee's or consultant's options.

The exercise price of an option is payable in cash. The Stock Option Committee, in its discretion, may also permit a key employee or consultant to pay the exercise price by surrendering previously held Common Shares, or through a so-called broker-financed transaction. The Stock Option Plan also permits the withholding of shares issuable upon exercise of options or the delivery of previously acquired Common Shares to satisfy withholding taxes.

ISOs and, unless otherwise permitted by the Stock Option Committee, NQSOs granted to key employees and consultants under the Stock Option Plan are not transferable other than by will or pursuant to the laws of descent and distribution.

5. Options Granted to Non-Employee Directors. A non-employee director will receive an initial grant of an NQSO to purchase 10,000 Common Shares on the first business day immediately following the date he or she is elected. In addition, on the first business day immediately following each of the annual shareholders meetings at which an incumbent non-employee director is re-elected, each non-employee director will receive a grant of an NQSO to purchase 10,000 Common Shares. NQSOs granted to non-employee directors will become exercisable in three equal annual installments commencing with the first anniversary of the grant date, but only if the non-employee director has attended at least 75 percent of the Board meetings during the 12-month period immediately preceding the date the annual installment first becomes exercisable. In the event the non-employee director fails to attend at least 75 percent of the Board meetings during the 12-month period immediately preceding the date the annual installment first becomes exercisable, the options otherwise exercisable in that installment will not be exercisable but will be cancelled and will be available for other grants under the Stock Option Plan. The exercise price of NQSOs granted to non-employee directors is the fair market value of the Common Stock at the time of grant. The exercise price may be paid in cash or by surrendering Common Stock to the Company. Options granted to non-employee directors expire on the earliest of (1) ten years from the date of grant, (2) one year from the date the optionee ceases to be a director on account of death or disability, or (3) three months from the date the optionee ceases to be a director for a reason other than death or disability.

A non-employee director may transfer his or her NQSO to an immediate family member, or a partnership or trust established solely for the benefit of immediate family members.

6. Capital Adjustments. The limits on the number of shares issuable under the Stock Option Plan, as well as the number of shares subject to annual grants to non-employee directors, will be adjusted in the event of a stock split, stock dividend or similar change in the capitalization of the Company. The Stock Option Plan also provides that, in the event of a merger, consolidation or other specified corporate transactions, options will be assumed by the surviving or successor corporation, if any. However, the Stock Option Plan also authorizes the Stock Option Committee to terminate options granted to key employees and consultants in the event of such a corporate transaction. The exercise date of any options to be so terminated may be accelerated by the Stock Option Committee, in its discretion. In the event of a corporate transaction where shareholders are to receive cash, stock or other property, and NQSOs granted to non-employee directors are not assumed by the surviving or successor corporation, all NQSOs held by non-employee directors will be terminated, and each non-employee director will receive cash equal to the difference between (1) the exercise price of the shares not yet exercised under the NQSO, and (2) the per share value to be received by shareholders in connection with such transaction.

7. Effective Date; Duration. The Stock Option Plan became effective on September 4, 1996. The Stock Option Plan automatically terminates on September 3, 2006, and no further options may be granted under the Stock Option Plan thereafter. The Stock Option Plan may be amended, suspended or terminated at any time by the Board, provided that, without shareholder approval, no such amendment may: (i) change the class of persons eligible to receive ISOs, (ii) increase the maximum number of Common Shares authorized for issuance of ISOs, or (iii) extend the duration of the Stock Option Plan with respect to ISOs. Requisite shareholder approval is also required for any amendment that would require shareholder approval under the rules of the market on which Common Stock is listed.

Federal Income Tax Treatment of Options

The Company has been advised that, under present federal tax laws and regulations, the federal income tax consequences to the Company, to employees receiving ISOs, and to employees, consultants and non-employee directors receiving NQSOs pursuant to the Stock Option Plan are as described below.

Upon the grant or exercise of an ISO, no income will be realized by the optionee for federal income tax purposes (although the excess of the fair market value of the shares over the exercise price will generally be included in the optionee's alternative minimum taxable income), and the Company will not be entitled to any deduction. If the shares received on the exercise of an ISO are not disposed of within one year following the date of the transfer of such shares to the optionee, or within two years following the date of the grant of the option, any profit realized by the optionee upon the disposition of such shares will generally be taxed as capital gain. In such event, no deduction will be allowed to the Company.

Upon the grant of an NQSO, no income will be realized by the optionee for federal income tax purposes. Upon the exercise of an NQSO, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the optionee, and the Company will be entitled to a corresponding deduction.

Various additional tax consequences apply to the granting and exercise of options and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary.

                     PROPOSAL 3. RATIFICATION OF ACCOUNTANTS

On August 1, 2000, the Registrant was notified that Rudolph, Palitz LLC had merged with McGladrey & Pullen, LLP, the successor of that merger, and that Rudolph, Palitz LLC would no longer be the auditor for the Registrant. The Board of Directors of the Company subsequently approved the engagement of McGladrey & Pullen, LLP as the Company's new auditor effective August 1, 2000. This event is further described in the Company's Form 8-K filed with the Securities and Exchange Commission on August 3, 2000.

The auditor's reports from Rudolph, Palitz LLC for the Company's 1998 and 1999 fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. Also during these two fiscal years and the subsequent interim period preceding the change in auditor, there were no disagreements with Rudolph, Palitz LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

In the absence of instructions to the contrary, your proxy will be voted in favor of the appointment of McGladrey & Pullen, LLP as independent accountants of the Company to serve until the next Annual Meeting of Shareholders. The election of independent accountants by the shareholders is not required by law or by the Company's By-Laws; however, the Company has decided to submit this matter to the shareholders and believes that it is good practice to do so. A majority of the votes cast in favor of the election of McGladrey & Pullen, LLP is necessary to approve this matter. For such purposes, the withholding of authority to vote, an abstention or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in favor of the election. If a majority of the votes cast on this matter are not cast in favor of the election of McGladrey & Pullen, LLP, the Company will appoint other independent accountants as soon as is practical and before the close of 2001.

A representative of McGladrey & Pullen, LLP is expected to be present at the Meeting to make a statement if desired and will be available to respond to any appropriate questions.

Audit Fees. The aggregate fees billed for professional services rendered by Rudolph, Palitz LLC and by McGladrey & Pullen, LLP for the year ended December 31, 2000, for the audit of the Company's annual financial statements and the review of the financial statements included in the Company's quarterly reports on Forms 10-Q, were $157,500.

Financial Information Systems Design and Implementation Fees. There were no fees billed by Rudolph, Palitz LLC or McGladrey & Pullen, LLP for financial information system design and implementation services during 2000.

All Other Fees. The aggregate fees billed for services, other than the services described under the two captions above, rendered by Rudolph, Palitz LLC and McGladrey & Pullen, LLP for the year ended December 31, 2000, were $45,000.

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company's audited financial statements, as of and for the year ended December 31, 2000, with management and with McGladrey & Pullen, LLP.

The Audit Committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by the Statement on Auditing Standards No. 61.

Auditor Independence
The Audit Committee has received from McGladrey & Pullen, LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed McGladrey & Pullen, LLP's independence with McGladrey & Pullen, LLP, and has considered the compatibility of nonaudit services with the auditor's independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                               THE AUDIT COMMITTEE
                              Randolph J. Angermann
                                  James C. Hahn
                                Robert H. Strouse

                             EXECUTIVE COMPENSATION

The following tables set forth certain information concerning the annual and long-term compensation paid or accrued for the Company's Chief Executive Officer and each of the Company's other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered to the Company and its subsidiaries during fiscal 2000.

                           Summary Compensation Table

                                                                                             Other      # Shares        Other
                                                                                            ------      --------        -----
                                                                                            Annual      Underlying   Compensation
                                                                                            -------     -----------  ------------
         Name                Principal Position       Year       Salary        Bonus     Compensation(1)   Options       (2) (3)
         ----                ------------------       ----       ------        -----     ---------------   -------       -------

Martin E. Judge, Jr.     Chief Executive Officer      2000       $ 502,717        --        $ 10,710        30,000      $ 105,288
                         and Chairman of the Board    1999       $ 500,000        --        $ 13,884       100,000      $ 105,288
                         of Directors                 1998       $ 288,393        --            --         100,000      $ 105,288


Michael A. Dunn          President of the Company     2000       $ 225,061        --        $ 10,280         --         $ 28,763
                         and President of the         1999       $ 225,061        --        $ 11,217        20,000      $ 28,763
                         Permanent Placement          1998       $ 239,648        --        $ 10,900        40,000      $ 28,763
                         business

Richard T. Furlano       During 2000, Mr. Furlano     2000        $300,001        --        $ 7,710         30,000         --
                         was a Director and           1999       $ 277,500     $ 28,750     $ 9,366         85,000         --
                         President of the Contract    1998       $ 287,307     $ 17,500         --          75,000         --
                         Placement business.  He
                         is no longer an officer
                         or a member of the Board
                         of Directors of the
                         Company

Robert Alessandrini      Chief Financial Officer      2000       $ 129,656     $ 15,000     $ 4,800         30,000         --
                                                      1999        $ 89,181        --        $ 3,750         60,000         --

John E. Shields          Chief Operating Officer,     2000       $ 150,000        --           --           40,000         --
                         and President of the
                         Web-Based Staffing
                         business

(1)  Unless otherwise noted, all amounts are for a company provided car.

(2) The Company has omitted in the Summary Compensation Table information concerning the value of perquisites and other personal benefits which, in the aggregate, do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Officers.

(3) Represents life insurance premiums paid by the Company (recoverable by the Company upon policy cancellation or payment of death benefits).

                        Option Grants in Last Fiscal Year

                                                                                          Potential Realizable Value at
                                                                                          Assumed Annual Rates of Stock
                                                                                          Price Appreciation for Option
                                         Individual Grants                                            Term(5)
                           -------------------------------------------------------------------------------------------------
                           Number of
                           Securities      % of Total
                           Underlying  Options Granted      Exercise
                            Options      to Employees in     Price        Expiration
                            Granted      Fiscal Year(1)    Per Share         Date               5%               10%
  --------------------------------------------------------------------------------------------------------------------------
  Martin E. Judge, Jr.       20,000          1.80 %         $ 1.582     01/03/2005 (2)       $ 8,742           $19,317
                             10,000          0.90 %         $ 1.582     08/24/2005 (2)       $ 4,368           $ 9,652
  Michael A. Dunn             -0-              -0-            ---            ---               ---               ---
  Richard T. Furlano         20,000          1.80 %         $ 1.438     03/31/2001 (3)       $ 1,798           $ 3,630
                             10,000          0.90 %         $ 1.438     03/31/2001 (3)        $ 431             $ 863
  Robert G. Alessandrini     20,000          1.80 %         $ 1.438     01/03/2010 (4)       $18,087           $45,836
                             10,000          0.90 %         $ 1.438     08/24/2010 (4)       $ 9,044           $22,918
  John E. Shields            20,000          1.80 %         $ 1.438     01/03/2010 (4)       $18,087           $45,836
                             20,000          1.80 %         $ 1.500     06/08/2010 (4)       $18,867           $47,812

(1) The Company granted a total of 1,116,500 options during fiscal 2000 (including 20,000 options granted to Non-Employee Directors).

(2) The options become exercisable in equal annual installments over a four-year period and have a term of five years.

(3) Mr. Furlano has resigned as a director of the Company and any of its subsidiaries. All outstanding stock options granted to Mr. Furlano expire on March 31, 2001.

(4) The options become exercisable in equal annual installments over a four-year period and have a term of ten years.

(5) In accordance with SEC rules, these columns show gains that might exist for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. If the share price does not increase above the exercise price at the time of exercise, realized value to the Named Executives from these options will be zero.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

                                                                                                    Value of Unexercised
                                               Number of Unexercised Options                      In-the Money Options at
                                                  at Fiscal Year-End (1)                            Fiscal Year-End(2)
                                                  ----------------------                            ------------------
Name                                       Exercisable             Unexercisable            Exercisable             Unexercisable
------------------------------------- ----------------------- ------------------------ ----------------------- ---------------------
Martin E. Judge, Jr.                          112,500                 167,500                  $ -0-                    $ -0-

Michael A. Dunn                                44,500                  41,500                  $ -0-                    $ -0-

Richard T. Furlano                            231,000                   -0-                    $ -0-                    $ -0-

Robert G. Alessandrini                         17,500                  77,500                  $ -0-                    $ -0-

John E. Shields                                 5,000                  55,000                  $ -0-                    $ -0-

Katharine A. Wiercinski                        43,944                  46,500                  $ -0-                    $ -0-
===================================== ======================= ======================== ======================= =====================

(1)  None of the named officers exercised any options in 2000.

(2) Calculated on the basis of the fair market value of the underlying securities at fiscal year end minus the exercise price. The closing price of the Company's Common Shares on December 31, 2000 was $1.000 per share.

Performance Graph

The graph set forth below compares the cumulative total returns to holders of Common Shares of the Company with the cumulative total return of the NASDAQ National Market Composite-Index and of a peer group selected by the Company for the period beginning February 14, 1997, the date trading first began in the Company's Common Shares on the NASDAQ National Market following the Company's initial public offering of its Common Shares, and ending December 31, 2000, assuming the original investment in the relevant stock or index was $100 at February 14, 1997 and that all dividends were reinvested. The peer companies were selected by the Company on the basis of their involvement in the employment staffing industry. The peer group is composed of Hall Kinion & Associates, Inc., Alternative Resources Corp., TSR, Inc., Metro Information Services, Inc., and RCM Technologies, Inc. The information with respect to Hall Kinion & Associates, Inc. is provided as of August 5, 1997, the date of its initial public offering. The closing market price of the Company's Common Shares as of December 31, 2000 was $1.000 per share.

================================= ================== =================== ================== ================== ===================
                                    Feb. 14, 1997      Dec. 31, 1997       Dec. 31, 1998      Dec. 31, 1999      Dec. 31, 2000
================================= ================== =================== ================== ================== ===================
The Judge Group, Inc.                 $ 100.00            $ 65.00             $ 29.17            $ 19.17             $13.33
--------------------------------- ------------------ ------------------- ------------------ ------------------ -------------------
Peer Group Index                      $ 100.00            $156.70            $ 138.97           $ 114.76             $44.66
--------------------------------- ------------------ ------------------- ------------------ ------------------ -------------------
NASDAQ National Market
  Composite Index                     $ 100.00            $115.55            $ 162.04           $ 301.19            $182.91
================================= ================== =================== ================== ================== ===================

                                GRAPHIC OMITTED

Employment Agreements

During fiscal 2000, the Company did not have employment agreements with any Named Officers (each of whom serves at the pleasure of the Board), other than its Chief Financial Officer, Robert G. Alessandrini, as described below. The Company does, however, require that each Named Officer and all other key employees execute confidentiality and one-year post-termination non-competition agreements.

Chief Financial Officer, Robert G. Alessandrini and the Company entered into an employment agreement for an initial term ending January 1, 2001 and continuing thereafter from year to year until earlier terminated by either party pursuant to its terms. The agreement provides for an initial annual base salary of $125,000 (subject to periodic review and possible annual increase by the Board), plus an annual incentive bonus granted in accordance with the Company's policies as administered by the Compensation Committee. The agreement also entitles Mr. Alessandrini to receive annual stock option grants under certain circumstances, provided such grants are approved by the Board. The agreement further entitles him to, among other things, four weeks paid vacation, a car allowance and the right to participate in the Company's benefit plans and programs for executives.

In the event of termination of his employment with the Company, Mr. Alessandrini's entitlement to severance compensation and benefits varies depending upon the circumstances and timing of such termination. If his employment was terminated by the Company without cause, he would be entitled to continuation of his pay for the remainder of the agreement's term and all stock options granted to him would immediately vest. Should there be a change in control of the Company (as defined in the agreement) and a termination or constructive termination (as defined in the agreement) of his employment thereafter, his entitlement to severance compensation and benefits under the agreement would be (i) a lump sum payment equal to one (1) times his annual base salary; (ii) immediate vesting of all stock options; and (iii) continuation of his benefits for the lesser of one (1) year or such time as he receives benefits from another employer. If Mr. Alessandrini terminates his employment upon a change in control, he is entitled only to lump sum payment equal to six (6) months base compensation. If Mr. Alessandrini's employment is terminated by his death or disability or by the Company for cause, the Company would not be obligated to make any further payments to him (other than amounts already accrued thereunder). The agreement also contains a confidentiality and an 18 month non-competition and non-solicitation provision.

Compensation Committee Interlocks and Insider Participation

Effective April 1997, Messrs. Angermann and Hahn were elected as members of the Compensation Committee and served as such at all times during fiscal 2000. There were no interlocks between the Company's officers and directors and the compensation committee of any other company or entity.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

The Compensation Committee reviews and approves salaries and other matters relating to compensation of the Company's executive officers, including incentives and other forms of compensation and benefits. The Compensation Committee of the Board has prepared the following report addressing the Company's executive compensation policies for the fiscal year ended December 31, 2000 for inclusion in this Proxy Statement.

Compensation Policies

Historically, the Company's compensation package has consisted of base salary, bonuses and equity incentives in the form of stock options. In light of the Company's need to secure, retain and motivate management employees of high caliber who possess skills useful to the development and growth of the Company, the Compensation Committee has established the following principles in awarding compensation:

     o Executive and management compensation should be based in part on the Company's performance. Stock options and cash incentive performance bonuses should be used to motivate executives and management to achieve the Company's long-term goals and objectives.
     o Equity ownership by employees, including executive officers, serves to align the interests of employees with the interests of shareholders by providing employees with incentives to build shareholder values.
     o Salaries for each executive officer should be set with reference to the range of salaries for similar positions in comparable companies in the Company's industry [as reported in compensation survey information obtained annually by the Company from compensation consulting firms].

Base and Cash Incentive Performance Bonus Compensation

The base compensation paid to the Company's executive officers is influenced significantly by the need to attract and retain management employees with high levels of expertise.

In the opinion of the Compensation Committee, based upon a survey conducted in 2000 by the Company of companies with a similar market capitalization as the Company and other information available to the Compensation Committee on competitive salaries, the base compensation paid to the Company's executive officers and managers falls within the range of salaries for similar positions in comparable employment staffing companies.

The Company's bonus plan (the "Bonus Plan") was established in 1997 to award cash incentive performance bonuses to management employees. Under the Bonus Plan, cash incentive bonuses are awarded to management employees, including executive officers, based upon a formula consisting of the accomplishment of certain Company and individual performance goals, which include meeting revenue, revenue growth rate and operating income targets related to the business operations for which they are responsible.

Equity Incentives

Historically, the Company has included stock options as part of its compensation policy. The Company believes that the granting of stock options encourages its executive officers and other key employees to achieve long-term goals and objectives that are consistent with results that benefit the Company's shareholders. The Company also believes that the grant of opportunities for an equity stake in the Company is important in attracting and retaining key employees. As a result, in 2000, the Company granted options under the Stock Option Plan to executive officers, senior managers and other key employees, to purchase a total of 1,116,500 of the Company's Common Shares. The Company intends in 2001 and in the future to make additional grants to key employees and non-employee directors under the Stock Option Plan, as amended.

Chief Executive Officer Compensation

The Compensation Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers. The salary received by the Chief Executive Officer in 2000 was based on the compensation policies discussed above. The Chief Executive Officer's salary returned to his 1997 salary basis in 1999 after a voluntary pay cut taken for the last five months of 1998 which cut was made to meet the needs of short term financial issues.

                           THE COMPENSATION COMMITTEE
                              Randolph J. Angermann
                                  James C. Hahn

                           ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST DIRECTED TO THE GENERAL COUNSEL'S OFFICE AT THE COMPANY'S PRINCIPAL ADDRESS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K OF THE COMPANY FOR FISCAL 2000.

                              SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for inclusion in next year's proxy statement must forward such proposal to the Secretary of the Company, at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than January 18, 2002. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company's proxy statement.

For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2002 Annual Meeting of Shareholders, such proposal must be submitted to the Company in accordance with the Company's By-Laws, which provide, among other things, that it must be received by the Company not less than 70 nor more than 90 days prior to May 21, 2002. For the Company's 2002 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than February 20, 2002 and no later than March 12, 2002. The shareholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder's ownership of Common Shares. Proposals or nominations not meeting these requirements will not be entertained at the 2002 Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder. Shareholders should contact the Secretary of the Company in writing at the address listed on the first page of the Proxy Statement to make any submission or to obtain additional information as to the proper form and content of submissions.

                                  OTHER MATTERS

The Board knows of no matters to be presented for action at the Meeting, other than those set forth in the attached Notice. However, if any other matters should properly come before the meeting or any adjournments thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by the rules of the Securities and Exchange Commission, in accordance with the judgment of the persons voting such proxies.

                                             By Order of the Board of Directors,
                                             KATHARINE A. WIERCINSKI
                                             Secretary

                                                                        APPENDIX
                                                                        --------

                        Audit Committee Charter

Purpose

    The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by providing oversight of the financial reports and other financial information provided by the Company and the annual independent audit of the Company's financial statements.

    In discharging its oversight role, the Committee is authorized to retain outside counsel, auditors or other experts to advise the Committee.

    The Committee shall review this charter on an annual basis.

Membership

    The Committee shall initially consist of two members of the Board. The Committee's composition will meet the requirements of the audit committee policy of the NASD by not later than the date such requirements become applicable to the Company.

    All of the members will be directors who:

    1. have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

    2. are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Key Responsibilities

    The Committee's job is one of oversight. The Committee and the Board recognize that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee and the Board recognize that the Company's management as well as the outside auditors, have more time and knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certificate as to the outside auditors' work. It is not the duty of the Committee to plan or conduct audits or to determine whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

    The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as it considers appropriate under the circumstances.

1. The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's annual report on Form 10-K (or the annual report to shareholders if distributed before the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

2. As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur before the Company's filing of Form 10-Q.

3. The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

4. The Committee shall:

   a. obtain from the outside auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

   b. discuss with the outside auditors any such disclosed relationships and their potential impact on the outside auditors' objectivity and independence; and

   c. recommend that the Board take appropriate action to oversee the independence of the outside auditor.

5. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                              THE JUDGE GROUP, INC.
           TWO BALA PLAZA, SUITE 405, BALA CYNWYD, PENNSYLVANIA 19004

PROXY - Annual Meeting of Shareholders -- Tuesday, May 22, 2001 - 10:00 a.m. - Holiday Inn, City Ave. & Presidential Blvd., Philadelphia, PA

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Martin E. Judge, Jr. and Michael A. Dunn as proxies, with the power to appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of The Judge Group, Inc. held of record by the undersigned on March 26, 2001 at the Annual Meeting of Shareholders to be held on Tuesday, May 22, 2001 or at any adjournment thereof.

1. ELECTION OF DIRECTORS.    FOR all nominees listed below (except as        WITHHOLD AUTHORITY to vote for
                             marked to the contrary below) / /               all nominees listed below / /
         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
         THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
Randolph J. Angermann   Michael A. Dunn   James C. Hahn    Martin E. Judge, Jr. John E. Shields  Robert H. Strouse
2. PROPOSAL TO AMEND THE COMPANY'S 1996 STOCK OPTION PLAN
                    FOR     /   /                   AGAINST     /   /          ABSTAIN     /   /
3. PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE
INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2001.
                    FOR    /   /                    AGAINST    /   /           ABSTAIN     /   /
                                  (Continued, and to be signed, on Reverse Side)

(Continued from other side)

3. In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS; FOR PROPOSAL 2 AND 3; AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.


                                  Date           _______________________________

                                  Signature      _______________________________
                                  Signature, if  _______________________________
                                  held jointly   _______________________________